AGREEMENT FOR THE REPURCHASE AND SALE OF STOCK AND
               --------------------------------------------------
                           RELEASE AND INDEMNIFICATION
                           ---------------------------

         This Agreement for the Repurchase and Sale of Stock is made this 5th day of August, 1999, by and between Go Call, Inc. ("GCI") and Dan J. Rubin, Roy
B. Rubin, individually and as Trustee for Roy B. Rubin, M.D., PC Money Purchase Pension Plan, Sima Rubin, individually and as Trustee for Roy B. Rubin, M.D., PC Money Purchase Pension Plan and Daniel Nourani (collectively, the "Rubin Group") with respect to the Stock Acquisition Agreement dated March 11, 1999 ("Agreement"). The parties hereby agree as follows:

                                   WITNESSETH

         1. WHEREAS, GCI and the RUBIN GROUP have entered into a Stock Acquisition Agreement dated March 11,1999, whereby GCI acquired 92% of all issued and outstanding shares of common stack of Country Star Restaurants, Inc. ("CSR") from the RUBIN GROUP, individually and collectively, for an aggregate total of 4,552,751 shares of GCI; and

         WHEREAS, for reasons agreed to by the parties, GCI desires to repurchase, and the RUBIN GROUP desires to offer to GCI, the shares of GCI currently owned by the RUBIN GROUP in accordance with the terms herein;

         NOW THEREFORE, in consideration of the terms, representations, promises and covenants hereinafter set forth, and mutual benefits to be derived herefrom, the existence, receipt and adequacy of which are hereby acknowledged and accepted, the PARTIES agree as follows:

         1. Contemporaneously herewith, GCI has paid, and the Rubin Group Acknowledges receipt at the sum total aggregate sum of $728,440. 16 by way of certified funds made payable to the trust account of the Law Offices of Arthur

H. Barens, counsel for the Rubin Group, in exchange for, the receipt of which is acknowledged by GCI, the repurchase of 4,552,751 shares of the common stock of GCI ("Stock") which represents a repurchase price at $0.16 per share, received by the Rubin Group in connection with the Agreement (of said shares, Dan J. Rubin owns 1,163,981 shares and Roy B. Rubin, M.D., PC Money Purchase Pension Plan owns 3,388,770 shares). The Rubin Group has also delivered to GCI signature guaranteed stock powers with respect to the Stock, and further agrees to execute any further documents reasonably necessary to accomplish the transfer or cancellation of the Stock. The Rubin Group, individually and collectively, represents and warrants that is the equitable and legal owner of and has good title to, the Stock, free and clear of all pledges, liens, encumbrances, security interest, equities, options, claims, charges, limitation on voting rights or rights to receive dividends, or other restriction of any kind (other than any generally imposed by federal, corporation or state securities laws) and has the right to transfer the Stock as provided herein.

         2. PRIOR AGREEMENTS. The PARTIES mutually agree to terminate and cancel any and all prior agreements, business arrangements and joint ventures among the PARTIES so that upon execution of this RELEASE all prior agreements, business arrangements and joint ventures shall be void and without effect. The PARTIES also agree that the terms of this RELEASE will govern the cancellation despite any terms contained in the said prior agreements or any other understanding or agreement heretofore entered into by the PARTIES.

         3. In consideration of the terms and conditions hereof, GCI (including Michael Ruge, individually), on the one hand, and the Rubin Group, individually and collectively, an the other hand, and on behalf of their partners, directors, shareholders, officers employees, agents, successors, assigns, heirs, legatees and representation, and except as specifically provided for herein, each hereby fully and forever generally release and discharge the other, including its partners, directors, shareholders, officers, employees, agents, successors, assigns, heirs, legatees and representatives, and each of them, of and from all manner of actions, causes of action, claims, demands, costs, damages, liabilities, losses, obligations, expenses and compensation of any nature whatsoever in law or in equity, known and unknown, with respect to any and all claims, including but not limited to those relating to the Stock Purchase Agreement and Plan of Merger.

         4. The mutual general release set forth in paragraph 3 hereof, is and shall be a release of all claims, whether known or unknown, and the parties hereby release all rights reserved to the them by ss.1542 of the Civil Code of the State of California, which reads as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         In waiving the provision of ss.1542 of the Civil Code, the parties acknowledge that they may hereafter discover facts in addition to or difference from those which they now believe to be true with respect to the subject matter of the release, but agree that the release herein given shall be and remain in effect as a full and complete general release notwithstanding the discovery or existence of any such additional or different facts, of which they expressly assume the risk.

          5.  (a)   In consideration of the terms and conditions hereof GCI
                    agrees to indemnify, defend and hold harmless the Rubin
                    Group and affiliates (i.e. Bayview Trading), individually and collectively, from and against all Losses, claims, damages, liabilities, judgments, fines, penalties, assessments and costs and expenses incurred (including, without limitation, reasonable attorneys' fees and accounting fees and disbursements) with respect to claims of shareholders of Country Star Restaurants, Inc. ("CSR"), other than the Rubin Group, relating to the Agreement and/or an Agreement and Plan of Merger between GCI and CSR dated
                    April 19, 1999, notwithstanding the foregoing, the Rubin
                    Group shall not be entitled to indemnification pursuant to this paragraph if a court of competent jurisdiction determines that, in connection with any matter giving rise to indemnification, the Rubin Group acted fraudulently or dishonestly.

              (b) GCI represents that the shares issued to the Rubin Group pursuant to the Agreement were appropriately authorized and issued by GCI, and, to the best knowledge of GCI, were issued with a restrictive legend in accordance with United States Securities Laws.

              (c) The parties hereto have thoroughly investigated the facts relating to the aforementioned transaction. The parties hereto warrant that they freely enter into this Release and Indemnity Agreement and are not entering into this Agreement because of any duress or fear. The parties further warrant that they have read the Release and Indemnity Agreement and have consulted with their attorneys, and understand and agree to the provisions herein.

         6. GCI may issue a press release with respect to this transaction. Said press release shall state nothing of a negative or disparaging nature concerning the Rubin Group or any of its members and said statement shall be subject to the approval of the Rubin Group which shall not be unreasonably withheld.

         7. This Agreement may be executed in one or more counterparts, each of which shall constitute one and the same instrument and be binding and enforceable as if all parties had executed the same copy hereof. It may also be executed by facsimile, and a facsimile signature by a party shall have the same force and effect as an original signature.

         8. DRAFTING. The PARTIES hereto agree that this RELEASE has been negotiated and drafted jointly, that the order of the paragraphs have no significance, and that the language hereof shall be construed as a whole according to its fair meaning and interpretation.

         9. SURVIVAL. Notwithstanding anything to the contrary herein, all rights and obligations, representations and warranties created under or pursuant to this RELEASE shall survive the execution and delivery of this RELEASE.

         10. ENTIRE AGREEMENT. This RELEASE and the documents incorporated herein or concurrently executed herewith, if any, shall constitute the entire agreement between the PARTIES hereto with respect to the subject matter hereof, and shall supersede all prior agreements, understandings, warranties, representations, and negotiations of any party herein concerning the subject matter hereof.

         11. BINDING EFFECT. All covenants, promise, obligations, representations, and warranties set forth herein shall be binding on all heirs, successors, assigns, licensees, agents, and representatives of each of the PARTIES hereto as shall all of the benefits herein.

         12. AMENDMENTS. This RELEASE may not be released, amended, or modified in any manner whatsoever except in writing signed by each of the PARTIES hereto.

         13. CONFIDENTIALITY. The PARTIES agree to treat all facts, conversations and communications relative to this RELEASE or any business dealings with, among or between the PARTIES as confidential.

         14. AUTHORITY. Each of the PARTIES hereto hereby represent and warrant that it has the power, authority and capacity to enter into and perform this RELEASE and the person signing on behalf of such party represents and warrants that he is duly authorized to so act.

         15. If a dispute arises over the terms of enforcement of the settlement of this Agreement and as a result litigation is instituted, the prevailing party shall be entitled to receive from the other his or her reasonable attorney's fees and costs.

         16. This Agreement is made and entered into in the State of California and shall be interpreted and enforced pursuant to The laws of the State of California. The parties consent to the jurisdiction of the California courts in any action brought to enforce the terms of this Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the date affixed by signature.



Dated: 8/5/99                           /S/ Dan J. Rubin
       -----------------                ----------------------------------------
                                        Dan J. Rubin

Dated: 8/5/99                           /S/ Roy B. Rubin
       -----------------                ----------------------------------------
                                        Roy B. Rubin, M.D., P.C. Money Purchase
                                        Pension Plan

Dated:  August 5, 1999                       /S/ Roy B. Rubin
        --------------                       -----------------------------------
                                             Roy B. Rubin, individually and as
                                             Trustee for Roy B. Rubin, M.D.,
                                             PC Money Purchase Pension Plan


Dated:  August 5, 1999                       /S/ Daniel Nourani
        --------------                       -----------------------------------
                                             Daniel Nourani


Dated:  August 5, 1999                       /S/ Michael Ruge
        --------------                       -----------------------------------
                                             Michael Ruge, Chief Executive
                                             Officer, Go Call, Inc.


Dated:  August 5, 1999                       /S/ Sima Rubin
        --------------                       -----------------------------------
                                             Sima Rubin P.C. Money Purchase
                                             Pension Plan


Dated:  August 5, 1999                       /S/ Sima Rubin
        --------------                       -----------------------------------
                                             Sima Rubin, individually and as
                                             Trustee for Roy B. Rubin, M.D.,
                                             P.C. Money Purchase Pension Plan


Approved as to form and content:


Dated:  August 5, 1999                       /S/ Arthur H. Barens
        --------------                       -----------------------------------
                                             Arthur H. Barens, Counsel for
                                             The Rubin Group

Dated:  August 5, 1999                       /S/ Michael Mattias
        --------------                       -----------------------------------
                                             Michael Mattias, Counsel for
                                             Go Call, Inc.

                  ADDENDUM TO AGREEMENT FOR THE REPURCHASE AND
                  --------------------------------------------

                  SALE OF STOCK AND RELEASE AND INDEMNIFICATION
                  ---------------------------------------------

         17. Michael Ruge and Dan Rubin further agree that at closing, Michael Ruge will deliver a certain Ferrari automobile to Dan Rubin, in exchange for which Dan Rubin will deliver to Michael Ruge or his nominee two (2) certain Harley Davidson motorcycles. Michael will provide a written statement guaranteeing the title to the Ferrari automobile in favor of Dan Rubin or his nominee, as well as the written agreement of Michael Ruge that he will execute such further documentation as may be necessary and appropriate to guarantee and secure title of the Ferrari automobile to Dan Rubin or his nominee. In the event Michael Ruge fails to execute any documents confirming title of the Ferrari automobile to Dan Rubin or his nominee, Michael Ruge agrees and authorizes the Law Offices of Arthur H. Barens to execute any and all documents on behalf of Michael Ruge confirming the title of Dan Rubin or his nominee to the ownership of the Ferrari automobile.

         18. Dan Rubin represents and warrantees that to the best of his knowledge title to the two (2) Harley Davidson motorcycles presently stands in the name of Country Star Restaurants, Inc. Rubin further covenants and agrees that in the event additional documentation is required to confirm the title to said motorcycles in favor of Country Star Restaurant or nominee he will execute same and in the event he fails to do so he will authorize Law Offices of Matthias & Berg to execute any and all documents on behalf of himself confirming the title of the motorcycles to CSR or nominee, their nominee.

         19. Closing date of this transaction shall be August 5,1999 at the Law Offices of Arthur H. Barens located at 10209 Santa Monica Boulevard Los Angeles, California 90067

                                                              D.J.R.  /S/ D.J.R.

                                                              R.B.R   /S/ R.B.R.

                                                              R.B.R   /S/ R.B.R

                                                              D.N     /S/ D.N.

                                                              M.E.R   /S/ M.E.R.

                                                              S.R.    /S/ S.R.

                                                              S.R.    /S/ S.R.

                                                              A.H.B   /S/ A.H.B.

                                                              M.M.    /S/ M.M.